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Exhibit 5

STOCK PURCHASE AGREEMENT (ICG sells)

    This Stock Purchase Agreement ("Agreement") is made as of September 5, 2001 by and between Intellect Capital Group, LLC ("Seller"), and Seville Media, Inc. ("Purchaser").

    WHEREAS, Seller desires to sell 700,000 shares of common stock of BrightCube, Inc. to Purchaser and Purchaser desires to purchase such shares upon the terms and conditions set forth herein.

    NOW, THEREFORE, IT IS AGREED between the parties as follows:

    1.  Purchase and Sale of Common Stock.

      1.1  Purchase.  Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase from Seller upon the execution of this Agreement seven hundred thousand (700,000) shares of Common Stock of BrightCube, Inc., ("Share" or "Shares"). The purchase price (the "Purchase Price") is one hundred dollars ($100) for all of the Shares.

      1.2  Payment.  Prior to or concurrently with the execution of this Agreement, Purchaser shall have delivered to the Seller payment in the form of cash.

      1.3  Delivery of Shares.  The certificates representing the Shares shall be delivered to the Purchaser promptly after execution of this Agreement.

    2.  Stockholder Rights.  Until such time as Purchaser actually sells Shares under this Agreement, Purchaser shall have all the rights of a stockholder of BrightCube, Inc. with respect to the Shares, subject to the restrictions contained in this Agreement.

    3.  Restriction on Transfer.  BrightCube, Inc. will file a registration statement under the Securities Act of 1933, as amended (the "Act") with the U.S. Securities and Exchange Commission, listing Purchaser (with or without other stockholders) as a selling stockholder. The registration statement shall be maintained current for the continued use of Purchaser and Purchaser will not be able to sell any of the Shares until that registration statement is effective and the offer and sale of the Shares is registered under any necessary "blue sky" laws of any state. The Shares are restricted and have not previously been qualified or a permit obtained for their issuance from any state. In addition, (a) the legends set forth in Section 5 of this Agreement and as may be otherwise required by applicable law will be placed on certificate(s) evidencing the Shares; (b) the stock records of BrightCube, Inc. will be noted with respect to such restrictions; (c) BrightCube, Inc. will not be under any obligation to register Shares not sold pursuant to the registration statement; and (d) the information or conditions necessary to permit routine sales of the Shares under Rule 144 of the Act are not now available and it is not likely that they will become available.

    4.  Stock Splits, Etc.  If, from time to time during the term of this Agreement:

      (a) there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of BrightCube, Inc.; or

      (b) there is any consolidation, merger or sale of all, or substantially all, of the assets of BrightCube, Inc.;

then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of his ownership of the Shares shall be immediately subject to this

Agreement and be included in the term the "Shares" for all purposes with the same force and effect as the Shares presently subject to the terms of this Agreement.

    5.  Legends on Shares.  Each certificate representing the Shares shall have, among other legends, conspicuously printed on it the following legends:

  THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF THE VARIOUS STATES, AND HAS BEEN ISSUED AND SOLD PURSUANT TO AN EXEMPTION FROM THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED BY THE HOLDER THEREOF AT ANY TIME, EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, FILED UNDER THE ACT COVERING THE SECURITY, OR (2) UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT THIS SECURITY MAY BE TRANSFERRED WITHOUT REGISTRATION.

  SALE, TRANSFER, OR HYPOTHECATION OF THIS SECURITY IS FURTHER RESTRICTED BY THE PROVISIONS OF A STOCK PURCHASE AGREEMENT ENTERED INTO BY THIS SHAREHOLDER WITH AN AFFILIATE OF THE CORPORATION.

  THE SHARES REPRESENTED BY THIS CERTIFICATE MUST BE SOLD PURSUANT TO A REGISTRATION STATEMENT LISTING [Shabtai entity] AS A SELLING STOCKHOLDER.

    6.  Investment Conditions.

  i.
  Purchaser represents and warrants that Purchaser will not effect any sale, transfer, pledge, hypothecation or other disposition of any of the Shares except through the registration statement referenced in Section 3 of this Agreement; and

  ii.
  Purchaser is an "accredited investor" as that term is defined within Regulation D promulgated under the Act.

    7.  Void Transfers.  Purchaser, as a condition to purchasing the Shares, shall not sell, transfer or pledge any Shares, other than in the manner expressly permitted in this Agreement, and any such sale, transfer or pledge of the Shares in violation of this Agreement shall be void.

    8.  Attorney's Fees.  In the event either party shall commence any action or proceeding against the other party by reason of any breach or claimed breach in the performance of any of the terms or conditions of this Agreement or to seek a judicial declaration of rights under this Agreement, the prevailing party in such action shall be entitled to recover reasonable attorneys' fees and costs.

    9.  Controlling Law.  This Agreement is entered into and to be performed entirely in California, and it shall be interpreted and enforced under, and all questions relating thereto shall be determined in accordance with the laws of the State of California.

    10.  Waiver.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

    11.  Partial Invalidity.  The illegality, invalidity or unenforceability of any provision of this Agreement under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

    12.  Amendments.  This Agreement may not be amended, modified or supplemented except by a writing executed by both parties.

    13.  Counterparts.  This Agreement may be signed in any number of counterparts, all of which together shall constitute one and the same instrument.

    14.  Successors and Assigns.  This Agreement shall inure to the benefit of the successors and assigns of Seller and any successors and permitted assigns of Purchaser, and shall be binding upon the successors and assigns of Seller and of Purchaser, including any executors, administrators or other legal representatives of Purchaser.

    15.  Notices.  Any notice or other communication required or permitted under this Agreement shall be in writing and either personally delivered or deposited in the United States mail, certified or registered, return receipt requested, addressed as follows:

      (a) If to Seller at the address on the signature page hereof.

      Attn: Chief Executive Officer

      (b) If to Purchaser, at Purchaser's address as set forth on the signature page.

    Notice shall be deemed to have been given upon receipt of certified or registered mail, first-class postage prepaid, or courier from the time of mailing, if mailed as provided in this Section. Either party may change its address by giving written notice of such change to the other party in the manner provided in this Section.

    IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

PURCHASER: SEVILLE MEDIA, INC		SELLER:
By:	/s/ BENNY SHABTAI	By:	/s/ TERREN S. PEIZER

Address:			Terren S. Peizer Chairman & CEO 11111 Santa Monica Blvd, Suite 650 Los Angeles, CA 90025

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  Exhibit 5
STOCK PURCHASE AGREEMENT (ICG sells)